UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): December 3, 2008


                           THE INTERGROUP CORPORATION
                ---------------------------------------------------
               (Exact name of registrant as specified in its charter)


        Delaware                      1-10324              13-3293645
----------------------------        ------------       -------------------
(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


         820 Moraga Drive, Los Angeles, CA                90049
       ---------------------------------------           --------
       (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


Item 502(e)
-----------

On December 3, 2008, the Board of Directors of the InterGroup Corporation (the "Company"), adopted a new equity compensation plan for its officers, directors and key employees entitled, The InterGroup Corporation 2008 Restricted Stock Unit Plan (the "Plan"). The Plan was adopted, in part, to replace the Company's 1998 Stock Option Plan for Non-Employee Directors and the 1998 Stock Option Plan for Key Officers and Employees, which were scheduled to expire on December 7, 2008.

Concurrent with the Board adoption of the Plan, the holders of more than 65.2% of the outstanding common stock of the Company executed written consents in favor of the adoption of the Plan and have committed to vote in favor of the ratification of the Plan at the Company's next annual meeting of shareholders, which is expected to be held on February 18, 2009. A full copy of the Plan will be filed with the Company's proxy statement on Schedule 14A for that annual meeting.

The Plan authorizes the Company to issue Restricted Stock Units ("RSUs") as equity compensation to officers, directors and key employees of the Company on such terms and conditions established by the Compensation Committee of the Board of Directors (the "Committee"). RSUs are not actual shares of the Company's common stock, but rather promises to deliver common stock in the future, subject to certain vesting requirements and restrictions as may be determined by the Committee. The maximum number of shares of common stock available for issuance under the plan will be 200,000. No awards of RSUs shall vest until at least six months after shareholder ratification of the Plan.

Pursuant to the Plan, the Committee shall also have the power and authority to establish and implement an exchange program that would permit the Company to offer holders of awards issued under prior shareholder approved compensation plans to exchange certain options for new RSUs on terms and conditions to be set by the Committee. The exchange program is designed to increase the retention and motivational value of awards granted under prior plans. In addition, by exchanging options for RSUs, the Company will reduce the number of shares of common stock subject to equity awards, thereby reducing potential dilution to stockholders in the event of significant increases in the value of its common stock.

Pursuant to an exchange offer authorized by the Committee, a total of 5,812 RSUs were issued to the holders of certain Non-Employee Director stock options in exchange for a total of 36,000 stock options which were surrendered to the Company on December 7, 2008. It is expected that a similar exchange offer will be made to the holders of Key Officer and Employee Options that expire on December 21, 2008. As participation in any such exchange offer is voluntary and at the option of the holder, the grants of any RSUs to executive officers cannot be determined at this time.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE INTERGROUP CORPORATION


Dated: December 9, 2008                 By   /s/ Michael G. Zybala
                                             -----------------------
                                             Michael G. Zybala, Asst.
                                             Secretary and Counsel

                                    -3-